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                                                                   Exhibit 11(a)



                              MAYER, BROWN & PLATT


                                 1675 BROADWAY


                         NEW YORK, NEW YORK 10019-5820


                                                                  MAIN TELEPHONE
                                                                  212-506-2500
                                                                      MAIN FAX
                                                                 212-262-1910




                                                          August 24, 1999



Morgan Stanley Dean Witter
Natural Resource Development Securities Inc.
Two World Trade Center
New York, New York 10048



Ladies and Gentlemen:


     This opinion is being furnished to Morgan Stanley Dean Witter Natural Resource Development Securities Inc. (the "Corporation"), in connection with the Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to be filed by the Corporation in connection with the acquisition by the Corporation of substantially all the assets of Morgan Stanley Dean Witter Precious Metals and Minerals Trust ("Precious Metals") in exchange for shares of common stock, par value $.01, of the Corporation ("Shares") and the assumption by the Corporation of certain stated liabilities of Precious Metals pursuant to an Agreement and Plan of Reorganization dated as of July 29, 1999, between the Corporation and Precious Metals (the "Reorganization Agreement"). We have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purpose of this opinion.


     As to matters of Maryland law contained in this opinion, we have relied upon the opinion of Piper & Marbury LLP, dated August 24, 1999


     Based upon the foregoing, we are of the opinion that the Shares when issued, as described in the Reorganization Agreement, will be duly authorized and, assuming receipt of the consideration to be paid therefor, upon delivery as provided in the Reorganization Agreement, will be legally issued, fully paid and non-assessable.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        /s/ Mayer, Brown & Platt
                                        ---------------------
                                        Mayer, Brown & Platt